                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT

P.H. Glatfelter Company:

We consent to the incorporation by reference in the Registration Statements of P.H. Glatfelter Company on Form S-8 (Registration Nos. 33-25884, 33-37198, 33-49660, 33-53338, 33-54409, 33-62331, 333-12089, 333-26581 and 333-34797) of
our report dated March 20, 1998 with respect to the financial statements of S&H Papier-Holding GmbH for the year ended December 31, 1997, appearing in this Amendment No. 1 on Form 8-K/A to the Current Report on Form 8-K dated January 2, 1998 of P.H. Glatfelter Company.






Deloitte & Touche GmbH
Wirtschaftsprufungsgesellschaft
Frankfurt, Germany
March 20, 1998







                                       25